Exhibit 99.1

    WellPoint Reports 2004 First Quarter Earnings of $1.85 Per Diluted Share

     THOUSAND OAKS, Calif.--(BUSINESS WIRE)--April 21, 2004--WellPoint Health Networks Inc. (NYSE:WLP) today announced that net income for the quarter ended March 31, 2004 was $295.2 million, or $1.85 per diluted share. Net income for the first quarter of 2003 was $193.1 million, or $1.29 per diluted share.
     Investment income in the first quarter of 2004 included a net, after-tax realized investment gain of $9.9 million, or $0.06 per diluted share compared with a net, after-tax realized investment gain of $3.7 million, or $0.02 per diluted share in the first quarter of 2003.
     Medical membership was 15.4 million at March 31, 2004, compared with 14.2 million at the end of the first quarter of 2003. The increase in membership was the result of the acquisition of Cobalt Corporation on September 24, 2003, strong sales in key geographies, primarily California, Georgia and Missouri, and growth in "host" members served through BlueCard -- the Blue Cross Blue Shield Association national program for multi-state employers.
     Specialty membership increased by 300,000 during the first quarter of 2004 to 45.9 million at March 31, 2004. Specialty membership decreased by 3.3 million members from March 31, 2003, primarily due to the loss of a pharmacy benefit management discount card account, partially offset by the acquired members from Golden West Dental & Vision in June 2003 and Cobalt Corporation in September 2003.

     Highlights from the first quarter of 2004 include:

     -- Revenues exceeded $5.6 billion, up 16.6 percent from the first quarter of 2003

     --   Operating cash flow of approximately $306 million exceeded net income

     -- Blue Cross of California was the only full service health plan in California to be awarded Disease Management Accreditation by URAC for its diabetes, congestive heart failure and asthma programs

     -- WellPoint continued the implementation of its physician quality and technology initiative that will provide nearly 19,000 contracted network physicians with new technologies designed to enhance patient care, reduce administrative costs and improve physician communications with patients, pharmacists and health plans

     -- WellPoint's pharmacy benefit management company was selected to participate in the Medicare discount card program

     "WellPoint's excellent results reflect our commitment to offering a broad portfolio of innovative, choice-based products," said Leonard D. Schaeffer, WellPoint's chairman and chief executive officer. "We also continue to target the uninsured market by introducing more affordable plans. During the first quarter of 2004, UNICARE was the first carrier in Texas to introduce the Consumer Choice PPO plans to the individual market after the Texas Consumer Choice of Benefits Act (SB 541) became effective on January 1, 2004." This landmark legislation allows carriers to offer health plans to individuals and employers with fewer state-mandated benefits, thereby making health care more affordable.
     "WellPoint's continued focus on business fundamentals has resulted in another quarter where financial results exceeded expectations. Excluding the $0.06 of diluted earnings per share related to the net investment gain, we exceeded our prior guidance for the first quarter diluted earnings per share by more than $0.20," said David C. Colby, WellPoint's chief financial officer. "Strong operating cash flow, despite certain cash disbursements in the quarter, including funding of a new all-associate profit sharing plan ($37.6 million), claims run-out associated with Medicaid and Medicare Advantage markets WellPoint exited at the beginning of 2004 ($26.0 million), resolution of certain unresolved claims ($25.8 million) and additional claims disbursements as a result of one extra business day due to the leap year ($35.1 million), continued to strengthen our balance sheet position. At March 31, 2004, WellPoint's debt-to-total capitalization ratio decreased to 17.2 percent from 18.6 percent at December 31, 2003 and 22.5 percent at March 31, 2003. Based on this improved financial performance in the first quarter, we are increasing our 2004 annual earnings per share guidance from $7.10 to $7.50 per diluted share, including the $0.06 per diluted share of net, after-tax realized investment gains in the first quarter."
     During the first quarter, days in medical claims payable declined from 60.9 days at December 31, 2003 to 57.4 days at March 31, 2004. This 3.5-day decline was primarily attributed to lower pharmacy claim accruals in the Company's PBM (0.8 days), payment of claims for anticipated flu season medical costs that were accrued at December 31, 2003 (0.9 days), payment of certain provider claims that had been contested or awaiting additional information (0.8 days), run-out claim payments for certain Medicaid and Medicare Advantage markets WellPoint exited on January 1, 2004 (0.6 days) and other miscellaneous factors (0.4 days).
     A conference call to discuss WellPoint's earnings for the quarter ended March 31, 2004 is scheduled to begin at approximately 11:00 a.m. Eastern time on Thursday, April 22, 2004. The conference call can be accessed by dialing (888) 285-8004 and referencing "WellPoint's Earnings Call" approximately 10 minutes prior to the start of the call. International callers should call (706) 643-1656 and reference "WellPoint's Earnings Call." Investors, analysts and the general public are invited to listen to the conference call free over the Internet by visiting the Company's website at www.wellpoint.com and clicking first on "Investor Info" and then on "Upcoming Events." Certain financial and other information to be discussed on the conference call, including information required to be presented with respect to non-GAAP financial measures as defined in the SEC rules, will be available at least 10 minutes prior to the start of the call on the Company's website by clicking first on "Investor Info" and then on "Supplementary Financial Info."

     WellPoint Health Networks Inc. serves the health care needs of approximately 15.4 million medical members and approximately 46 million specialty members nationwide through Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri, Blue Cross Blue Shield of Wisconsin, HealthLink and UNICARE. Visit WellPoint on the Web at www.wellpoint.com. Blue Cross of California, Blue Cross Blue Shield of Georgia, Blue Cross Blue Shield of Missouri and Blue Cross Blue Shield of Wisconsin are independent licensees of the Blue Cross and Blue Shield Association.

     Cautionary Statement: Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results could differ materially due to, among other things, operational and other difficulties associated with integrating acquired businesses, general business conditions, competition among managed care companies, rising health care costs, trends in medical care ratios, health care reform and other regulatory issues. Additional risk factors are listed from time to time in WellPoint's various reports filed with the SEC, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2003.


WELLPOINT
======================================================================
Medical Membership (a)(b)(c)(d)

                                                            December
                          March 31,       Percent Increase/    31,
                   -----------------------
                      2004      2003 (e)  Change (Decrease)   2003
                   ----------- ---------------------------------------
California
  Large Group       4,772,760   4,810,834   -0.8%  (38,074) 4,839,435
  Individual and
   Small Group      1,656,153   1,653,001    0.2%    3,152  1,638,189
  Senior              244,031     246,605   -1.0%   (2,574)   250,026
                   ----------- -----------       ---------------------
   Total
    California      6,672,944   6,710,440   -0.6%  (37,496) 6,727,650
                   ----------- -----------       ---------------------

Georgia
  Large Group       1,659,351   1,645,702    0.8%   13,649  1,614,427
  Individual and
   Small Group        511,588     449,054   13.9%   62,534    497,233
  Senior               55,722      69,191  -19.5%  (13,469)    68,525
                   ----------- -----------       ---------------------
   Total Georgia    2,226,661   2,163,947    2.9%   62,714  2,180,185
                   ----------- -----------       ---------------------

Central Region (f)
 Missouri
  Large Group       1,177,183   1,281,694   -8.2% (104,511) 1,128,246
  Individual and
   Small Group        240,543     235,779    2.0%    4,764    242,259
  Senior               40,465      41,726   -3.0%   (1,261)    40,804
                   ----------- -----------       ---------------------
   Total Missouri   1,458,191   1,559,199   -6.5% (101,008) 1,411,309
                   ----------- -----------       ---------------------

 Illinois
  Large Group         590,948     606,727   -2.6%  (15,779)   577,768
  Individual and
   Small Group        128,241     113,759   12.7%   14,482    123,956
  Senior               13,460      12,497    7.7%      963     13,308
                   ----------- -----------       ---------------------
   Total Illinois     732,649     732,983    0.0%     (334)   715,032
                   ----------- -----------       ---------------------

 Texas
  Large Group         278,878     313,931  -11.2%  (35,053)   293,570
  Individual and
   Small Group        202,583     187,456    8.1%   15,127    199,786
  Senior                8,244       1,260    N/A     6,984      6,843
                   ----------- -----------       ---------------------
   Total Texas        489,705     502,647   -2.6%  (12,942)   500,199
                   ----------- -----------       ---------------------

 Other States
  Large Group       1,892,135   1,633,468   15.8%  258,667  1,749,853
  Individual and
   Small Group        104,637      97,870    6.9%    6,767    104,102
  Senior               32,639      24,849   31.3%    7,790     30,937
                   ----------- -----------       ---------------------
   Total Other
    States          2,029,411   1,756,187   15.6%  273,224  1,884,892
                   ----------- -----------       ---------------------

Wisconsin
  Large Group         413,243      24,816    N/A   388,427    429,309
  Individual and
   Small Group        104,832         944    N/A   103,888    106,837
  Senior               53,209          68    N/A    53,141     53,736

                   ----------- -----------       ---------------------
   Total Wisconsin    571,284      25,828    N/A   545,456    589,882
                   ----------- -----------       ---------------------

                   ----------- -----------       ---------------------
Total Medical
 Members Excluding
 BlueCard Host
 Members (g)       14,180,845  13,451,231    5.4%  729,614 14,009,149

Total BlueCard Host
 Members (h)        1,196,000     748,490   59.8%  447,510  1,002,113
                   ----------- -----------       ---------------------
Total Medical
 Membership        15,376,845  14,199,721    8.3%1,177,124 15,011,262
                   =========== ===========       =====================

                                                            December
                          March 31,       Percent Increase/    31,
                   -----------------------
                      2004      2003 (e)  Change (Decrease)   2003
                   ----------- ---------------------------------------
ASO Membership (i)
  California        1,609,412   1,578,546    2.0%   30,866  1,642,354
  Georgia             871,220     864,946    0.7%    6,274    833,409
  Central Region
   (f)              2,839,187   2,695,656    5.3%  143,531  2,578,564
  Wisconsin           183,987      16,427    N/A   167,560    167,612
  BlueCard Host
   Members          1,196,000     748,490   59.8%  447,510  1,002,113
                   ----------- -----------       ---------------------
Total ASO
 Membership         6,699,806   5,904,065   13.5%  795,741  6,224,052
                   ----------- -----------       ---------------------

Risk Membership
  California        5,063,532   5,131,894   -1.3%  (68,362) 5,085,296
  Georgia           1,355,441   1,299,001    4.3%   56,440  1,346,776
  Central Region    1,870,769   1,855,360    0.8%   15,409  1,932,868
  Wisconsin           387,297       9,401    N/A   377,896    422,270
                   ----------- -----------       ---------------------
Total Risk
 Membership         8,677,039   8,295,656    4.6%  381,383  8,787,210
                   ----------- -----------       ---------------------

Total Medical
 Membership        15,376,845  14,199,721    8.3%1,177,124 15,011,262
                   =========== ===========       =====================


State-Sponsored                                             December
 Programs (j)             March 31,       Percent Increase/    31,
                   -----------------------
                         2004        2003 Change (Decrease)      2003
                   ----------- ---------------------------------------
  Medi-Cal/Medicaid
        California    847,156     835,273    1.4%   11,883    844,540
        Virginia       52,025      41,893   24.2%   10,132     49,358
        Puerto
         Rico         260,749     274,723   -5.1%  (13,974)   265,541
        Other          43,819      80,776  -45.8%  (36,957)   104,541
                   ----------- -----------       ---------------------
  Total             1,203,749   1,232,665   -2.3%  (28,916) 1,263,980

  Healthy Families    270,413     264,102    2.4%    6,311    279,572

  MRMIP / AIM /
   IHRP                13,676      18,190  -24.8%   (4,514)    12,817

  California Kids      13,587      19,114  -28.9%   (5,527)    14,598
                   ----------- -----------       ---------------------
  Total             1,501,425   1,534,071   -2.1%  (32,646) 1,570,967
                   =========== ===========       =====================

(a) Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by the contract.
(b) Classification between states for employer groups is determined by the zip code of the subscriber.
(c) Medical membership includes management services and network services members, which are primarily included in the Large Group for each respective state.
(d) Senior membership includes members covered under both Medicare risk and Medicare supplement products.
(e) Membership numbers as of March 31, 2003 have been reclassified to reflect the zip code of the subscriber of HealthLink's commercial insurer accounts. These members were previously included in the commercial insurers' state of domicile. As of March 31, 2003, Missouri and Illinois members would have been higher by 84,612 and 32,361, respectively, while California, Georgia, Texas and Other States would have been lower by 1,876, 495, 9,572 and 105,030, respectively.
(f) Central Region - Large Group membership includes network access services members, primarily from HealthLink, of 1,277,580, 1,429,847 and 1,246,775 as of March 31, 2004, March 31, 2003 and
    December 31, 2003, respectively. As of December 31, 2003, the Company revised its methodology of calculating the number of medical members represented by each subscriber contract within the Company's rental networks and a Missouri joint venture. The weighted average factor changed from approximately 2.4 members to
    2.1 members per subscriber. The impact of this change as of quarter end for the year ended December 31, 2003 is to reduce membership as follows:

       As of            Illinois    Missouri  Other States    Total
--------------------  ----------- ----------- ------------ -----------
      March 31, 2003      35,999     111,008       15,314     162,321
       June 30, 2003      35,083     108,097       14,925     158,105
  September 30, 2003      34,990     104,614       14,885     154,489
   December 31, 2003      34,377     103,013       14,624     152,014

    Membership data as of March 31, 2003 shown in the above table have not been revised to reflect this change in methodology.
(g) Total medical membership as of March 31, 2004 and December 31, 2003 include 663,274 and 682,613 medical members, respectively, from the Cobalt acquisition.
(h) The Company has revised its medical membership counting methodology to include estimated "host" members using the national BlueCard program. Host members are generally members who reside in a state in which a WellPoint subsidiary is the Blue Cross and/or Blue Shield licensee and who are covered under an employer-sponsored health plan issued by a non-WellPoint controlled Blue Cross Blue Shield licensee. Host members are computed using, among other things, an estimate of the average number of BlueCard claims received per member per month. Total BlueCard host members as of quarter end for the year ended December 31, 2003 were as follows:

         As of               BlueCard Members
----------------------- --------------------------
         March 31, 2003                   748,490
          June 30, 2003                   743,897
     September 30, 2003                 1,009,900
      December 31, 2003                 1,002,113

    Membership data shown in the above table reflect this change in methodology.
(i) ASO membership represents members for which the Company provides administrative services only and does not assume full insurance risk.
(j) Medi-Cal (the California Medicaid program) membership is included in California - Large Group. Medicaid membership for Virginia, Puerto Rico and Other are included in Other States - Large Group. Healthy Families, MRMIP (Major Risk Medical Insurance Program) / AIM (Access for Infants and Mothers) / IHRP (Interim High Risk Program) and California Kids membership are included in California
    - Large Group.

Specialty
 Membership         March 31,        Percent  Increase/  December 31,
             -----------------------
              2004 (A)      2003     Change  (Decrease)    2003 (A)
             ----------- ----------- ------- ----------- -------------

 Pharmacy
  Benefits
  Management 31,020,178  35,998,130   -13.8% (4,977,952)   31,152,732
 Dental       3,218,669   2,655,528    21.2%    563,141     3,282,492
 Life         3,082,286   2,732,911    12.8%    349,375     3,122,734
 Disability     573,297     511,002    12.2%     62,295       603,409
 Behavioral
  Health (B)  7,962,848   7,307,468     9.0%    655,380     7,404,030
             ----------- -----------         ----------- -------------
       Total 45,857,278  49,205,039    -6.8% (3,347,761)   45,565,397
             =========== ===========         =========== =============

(A) Specialty membership as of March 31, 2004 and December 31, 2003 includes 644,006 and 712,861 specialty members, respectively, from the Cobalt acquisition.
(B) Effective as of January 1, 2004, the Company began including HealthLink members who receive certain behavioral health services in its behavioral health membership. As of March 31, 2004, the Company had approximately 482,000 such members.


WELLPOINT
                                        Consolidated Income Statements
                                                           (Unaudited)
======================================================================

(In thousands, except earnings per share)      Quarter Ended March 31,
                                               -----------------------
                                                   2004(A)       2003
                                               ----------- -----------
Revenues:
  Premium revenue                              $5,256,303  $4,548,305
  Management services and other revenue           306,176     226,171
  Investment income                                83,661      66,315
                                               ----------- -----------

                                                5,646,140   4,840,791
Operating Expenses:
  Health care services and other benefits       4,187,351   3,717,500
  Selling expense                                 217,122     191,997
  General and administrative expense              725,723     589,669
                                               ----------- -----------

                                                5,130,196   4,499,166
                                               ----------- -----------

Operating Income                                  515,944     341,625
  Interest expense                                 12,243      12,774
  Other expense, net                               11,666       7,004
                                               ----------- -----------

Income before Provision for Income Taxes          492,035     321,847
  Provision for income taxes                      196,814     128,794
                                               ----------- -----------
Net Income                                       $295,221    $193,053
                                               =========== ===========

Earnings Per Share
  Net Income                                        $1.92       $1.33
                                               =========== ===========

Earnings Per Share Assuming Full Dilution
  Net Income                                        $1.85       $1.29
                                               =========== ===========

Weighted Average Number of  Shares
 Outstanding                                      153,939     145,613
                                               =========== ===========

Weighted Average Number of  Shares
 Outstanding
Including Common Stock Equivalents                159,398     149,171
                                               =========== ===========

(A) Results of operations for the quarter ended March 31, 2004 included three months of Cobalt premium revenue of $337.1 million, management services revenue of $51.2 million, investment income of $4.8 million, health care services and other benefits expense of $285.3 million, selling, general and administrative expense of $90.4 million, interest expense of $0.5 million, other expense of $3.1 million and net income of $8.4 million. The Company acquired Cobalt Corporation on September 24, 2003. The transaction was effective as of September 30, 2003 for accounting purposes.


WELLPOINT
======================================================================
Condensed Consolidated Balance Sheets

(In thousands)                                 March 31,    December
                                                               31,
                                                    2004      2003 (a)
                                             ------------ ------------
                                              (Unaudited)
ASSETS
Current Assets:
  Cash and Investments                        $8,702,185   $7,757,129
  Securities lending collateral                  960,684      914,173
  Receivables, net                             1,561,341    1,356,107
  Other current assets                           578,678      613,698
                                             ------------ ------------
      Total Current Assets                    11,802,888   10,641,107
Property and equipment, net                      458,153      441,936
Goodwill and intangible assets, net            3,272,899    3,272,162
Long-term investments, at market value           148,133      161,784
Other non-current assets                         274,988      271,689
                                             ------------ ------------
          Total Assets                       $15,957,061  $14,788,678
                                             ============ ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current Liabilities:
  Medical claims payable                      $2,639,503   $2,747,074
  Reserves for future policy benefits            111,763      129,135
  Unearned premiums                              665,181      629,831
  Accounts payable and accrued expenses        1,299,097    1,411,391
  Experience rated and other refunds             267,996      267,382
  Income taxes payable                           350,125      241,979
  Security trades pending payable                669,111       27,456
  Securities lending payable                     960,684      914,173
  Other current liabilities                      738,235      712,273
                                             ------------ ------------
      Total Current Liabilities                7,701,695    7,080,694
  Reserves for future policy benefits, non-
   current                                       317,397      288,197
  Long-term debt                               1,238,940    1,238,267
  Other non-current Liabilities                  750,852      751,571
                                             ------------ ------------
          Total Liabilities                   10,008,884    9,358,729

      Total Stockholders' Equity               5,948,177    5,429,949
                                             ------------ ------------
          Total Liabilities and
           Stockholders' Equity              $15,957,061  $14,788,678
                                             ============ ============

Days in Medical Claims Payable (b) (c)
                  2004                         2003
               ------------  -----------------------------------------
                 March 31      December 31   September 30   June 30
               ------------  -----------------------------------------
                  57.4            60.9          66.8         60.8

(a) Certain amounts as of December 31, 2003 have been reclassified to conform to the current period presentation.

(b) Days in medical claims payable is a calculation of medical claims payable at the end of the period divided by average health care services and other benefits expense per calendar day for such period.

(c) Excluding Cobalt's medical claims payable of $162.9 million and health care services and other benefits of $285.3 million, days in claims payable would have been 57.8 for the quarter ended March 31, 2004. Excluding Cobalt's medical claims payable of $168.1 million and health care services and other benefits of $299.0 million, days in claims payable would have been 61.6 for the quarter ended December 31, 2003. Excluding Cobalt's medical claims payable of $244.2 million, days in medical claims payable would have been 60.9 for the quarter ended September 30, 2003. Results of operations for the year ended December 31, 2003 include Cobalt operating results from October 1, 2003 to December 31, 2003.

    CONTACT: WellPoint Health Networks Inc.
             John Cygul, 805-557-6789 (Investors)
             Ken Ferber, 805-557-6794 (Media)